Exhibit 99.1

For Immediate Release

Microtune contacts:
Investor Relations	Media
Rob Graham	Kathleen Padula
Microtune, Inc.	Microtune, Inc.
972-673-1850	972-673-1811
investor@microtune.com	kathleen.padula@microtune.com

MICROTUNE SETTLES SECURITIES CLASS ACTION LITIGATION

Plano, TX, November 29, 2004 — Microtune®, Inc. (NASDAQ: TUNE) announced today that it has reached an agreement to settle the consolidated securities class action litigation, pending in the U.S. District Court for the Eastern District of Texas against Microtune and a number of Microtune’s current and former officers and directors. Under the terms of the proposed settlement, the securities class action litigation will be dismissed in exchange for a payment of $5,625,000. Microtune’s director and officer insurance carriers have agreed to pay the $5,625,000 settlement amount, subject to the Company’s 15% co-pay obligation, under a separate settlement agreement with the carriers reached on November 22, 2004. Microtune established an accrual for its co-pay obligation during the third quarter of 2004. Microtune’s insurance carriers also have agreed to reimburse certain of the Company’s defense costs. Microtune believes that the net effect of its co-pay obligation and expense reimbursement from its insurance carriers will have an insignificant impact on the Company’s cash reserves.

As part of the settlement of the securities class action litigation, Microtune made no admission of wrongdoing. The settlement of the securities class action litigation is subject to a number of conditions, including notice to the class and final court approval following completion of a fairness hearing. At this time, there can be no assurance that these conditions will be met and that the settlement of the securities class action litigation will receive final court approval.

Microtune’s settlement agreement with its director and officer insurance carriers resolves certain obligations of these carriers with respect to the securities class action litigation, including the settlement payment and reimbursement for defense costs mentioned above, and the previously announced investigation of the Company by the Securities and Exchange Commission. Additionally, the agreement addresses certain of the parties’ obligations relating to the previously announced consolidated derivative action lawsuit against Microtune and a number of Microtune’s current and former officers and directors. The insurance carrier agreement is subject to a number of conditions, including the execution and final court approval of the securities class action litigation settlement and the dismissal of the securities class action with prejudice.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF)-based solutions for the worldwide broadband communications and transportation electronics markets. Inventors of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, upconverter and transceiver products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds more than 40 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan”, “if”, “estimate”, “expect”, “believe”, “could”, “would”, “anticipate”, “may”, or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ include the Company’s ability to introduce new products, achieve design wins, forecast revenue and manage inventory levels, control and budget expenses, protect its proprietary technology and intellectual property, and successfully prosecute and defend the various lawsuits, any one of which may cause the Company’s financial results to fluctuate. The forward-looking statements in this release and in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

Editor’s Note: Microtune is a registered trademark and MicroTuner, MicroStreamer and VideoCaster are trademarks of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated.

Copyright © 2004 Microtune, Inc. All rights reserved.